UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	33-0974674
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

100C Cooper Court
Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which the form relates:    Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Common Stock, $0.001 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                      Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the Procera’s Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission on April 16, 2007, and such Annual Report is incorporated by reference herein.

Item 2.                      Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Date: September 19, 2007	By:	/s/ Douglas J. Glaser
Douglas J. Glaser
President and Chief Executive Officer